Exhibit (i)

2000 K Street, N.W. Suite 700 Washington, DC 20006 T: 202.822.9611

David Grim

Partner

dgrim@stradley.com

202.507.5164

February 26, 2026

The Commerce Funds

1000 Walnut Street, Suite 1580

Kansas City, MO 64106

Re:

The Commerce Funds, a Delaware statutory trust (the “Trust”) (Post Effective

Amendment No. 62, Amendment No. 63 to the Registration Statement on Form N-1A

(“Registration Statement”), to be filed under the Securities Act of 1933

(“Securities Act”) and the Investment Company Act of 1940 (“Investment Company

Act”), each as amended (the “Post-Effective Amendment”)

(File Nos. 33-80966, 811-8598)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of certain series of shares of the Trust as described below.

In connection with our giving of this opinion, we have examined: (i) the Trust Instrument (the “Trust Instrument”) dated February 7, 1994, and amendments; (ii) the Amended and Restated By-Laws, dated December 20, 2021; (iii) a Good Standing Certificate, dated February 25, 2026 from the Secretary of State of the State of Delaware; and (iv) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Trust Instrument to issue an unlimited number of shares of beneficial interest, all without par value. Under the Trust Instrument, the shares of beneficial interest in the Trust shall be divided into such transferable shares of one or more separate and distinct series or classes of a series, as the Board shall from time to time create and establish.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

The Commerce Funds

February 26, 2026

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available to offerees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the following series of the Trust, when issued for the consideration set by the Board pursuant to the Trust Instrument and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be legally issued, fully paid, and non-assessable:

Series

The Short-Term Government Fund	The National Tax-Free Intermediate Bond Fund

The Bond Fund	The Missouri Tax-Free Intermediate Bond Fund

The Growth Fund	The Value Fund

The MidCap Growth Fund	The Kansas Tax-Free Intermediate Bond Fund

The MidCap Value Fund

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/ David W. Grim
David W. Grim, a Partner